SOUTHWEST BANCORP, INC.

DECLARES DIVIDEND ON COMMON STOCK

CONTACT:  RICK J. GREEN, PRESIDENT & C.E.O.

   KERBY E. CROWELL, EXECUTIVE VICE PRESIDENT & C.F.O.

TELEPHONE: (405) 372-2230  (800) 727-2230

RELEASE DATE: MONDAY, NOVEMBER 20, 2006

STILLWATER, OK—Southwest Bancorp, Inc. (NASDAQ:OKSB), parent company of Stillwater National Bank & Trust Company and SNB Bank of Wichita, recently announced that an $0.0825 per share cash dividend on its common stock was declared for the fourth quarter of 2006. This is an increase of 10% over the quarterly dividends that were paid in each of the four quarters of 2005. Since going public in 1993, the company has increased the dividend each year.

This dividend will be distributed to shareholders of record as of December 18, 2006, and is payable on January 2, 2007.

Southwest Bancorp, Inc. has paid a dividend every year since it was organized in 1981. Southwest Bancorp, Inc. is a publicly owned holding company headquartered in Stillwater, Oklahoma and has two financial institution subsidiaries. Stillwater National Bank & Trust Company has offices located in Stillwater, Tulsa, Oklahoma City and Chickasha, Oklahoma, Dallas, San Antonio, Austin and Houston, Texas and the Kansas City, Kansas area. SNB Bank of Wichita is located in Wichita, Kansas.

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